EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our audit report dated March 25, 2009 in the Registration Statement on Form S-1 Amendment No. 8 of Biocurex, Inc. (f/k/a Whispering Oaks International, Inc.) for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

January 6, 2010